ATTACHMENT A

                           ARTICLES OF INCORPORATION

                                       OF

                    BISHOP CABLE COMMUNICATIONS CORPORATION

     The undersigned incorporator, being a natural person of the age of 18 years or more, and desiring to form a corporation under the laws of the State of Wyoming, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Wyoming these Articles of Incorporation.

                                   ARTICLE I
                                      NAME

     The name of the corporation shall be:

                    Bishop Cable Communications Corporation

                                   ARTICLE II
                                    CAPITAL

     The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 20,000,000 shares, of which 5,000,000 shares shall be shares of Preferred Stock, no par value per share and 15,000,000 shares shall be shares of Common Stock, $.01 par value per share.

     (a) Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, the establishment of different series of Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Wyoming Business Corporation Act by the Board of Directors.

     (b) Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

     Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends upon the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

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     The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock, when issued, shall be fully paid and nonassessable.

                                  ARTICLE III
                              NO PREEMPTIVE RIGHTS

     A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

                                   ARTICLE IV
                               CUMULATIVE VOTING

     A shareholder of the corporation shall not be entitled to cumulative voting.

                                   ARTICLE V
                          REGISTERED OFFICE AND AGENT

     The initial registered office of the corporation shall be at 716 College View Drive, Riverton, Wyoming 82501, and the name of the initial registered agent at such address is Robert E. Thrailkill. Either the registered office or the registered agent may be changed in the manner provided by law.

     Part or all of the business of said corporation may be carried on in the State of Wyoming or beyond the limits of the State of Wyoming, in other states or territories of the United States and in foreign countries.

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                                   ARTICLE VI
                               BOARD OF DIRECTORS

     The business and affairs of this Corporation shall be managed by a Board of Directors which shall have all authority granted to it by the Wyoming Business Corporation Act. The number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation. So long as the number of directors shall be less than three, no shares of this corporation may be issued and held of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. In the event there are less than three directors, this provision shall also constitute a restriction on the transfer of shares.

     The initial board of directors of the corporation shall consist of three directors, and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

            Robert E.  Thrailkill    716 College View Drive
                                     Riverton, Wyoming 82501

            Gene E.  York            716 College View Drive
                                     Riverton, Wyoming 82501

            John R.  Benesch         716 College View Drive
                                     Riverton, Wyoming 82501


     In the event that the Board of Directors consists of six or more members, the Board shall be divided into three classes, as equal in number as the then total number of members of the Board. Prior to the first annual meeting of shareholders wherein the Board shall consist of six or more members, the Board shall divide itself into three classes which shall be denominated as Class One, Class Two and Class Three. At the first annual meeting of shareholders held subsequent to the increase in the number of directors to six or more members, the persons nominated as Class One directors shall be elected to hold office for a term expiring at the next succeeding annual meeting and until their successors have been duly elected or until death, resignation or removal. Persons nominated for election as Class Two directors shall be elected to hold office for a term expiring at the second succeeding annual meeting and until their successors have been duly elected or until death, resignation or removal. Persons nominated for election as Class Three directors shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors have been duly elected or until death, resignation or removal. At all meetings thereafter, directors to be elected to the class then being elected shall be

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elected  to hold  office  for a term  expiring  at the third  succeeding  annual meeting and until their successors have been duly elected or until death, resignation or removal, except for directors being elected solely by a series of
preferred  stock,  if  the  resolution   defining  the  rights  of  such  series
specifically states that the directors being elected by the holders of that series of preferred stock shall be elected to serve only until the next annual meeting of shareholders and until their successors have been duly elected or until death, resignation, or removal. Any vacancies in the Board for any reason and any newly created directorships resulting from any increase in the number of directors may be filled by the Board acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected or until death, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

     Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of 75% or more of the total votes of the shares entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article VI of the Articles of Incorporation.

                                  ARTICLE VII
                                INDEMNIFICATION

     The corporation shall indemnify any person who is or was a director to the maximum extent provided by statute.

     The corporation shall indemnify any person who is or was an officer, employee or agent of the corporation who is not a director to the maximum extent provided by law, or to a greater extent if consistent with law and if provided by resolution of the corporation's shareholders or directors, or in a contract.

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation and who while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of the statute.

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                                  ARTICLE VIII
                        LIMITATION OF DIRECTOR LIABILITY

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified under Section 17-16-833 of the Wyoming Business Corporation Act or any amended or successor provision thereof, or (iv) for any transaction from which the director derived an improper personal benefit. If the Wyoming Business Corporation Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporation Act as so amended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE IX
                            CORPORATE OPPORTUNITIES

     The officers, directors and other members of management of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing


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prior to the time that such area of interest is designated by this  corporation.
This provision shall not be construed to release any employee of the corporation (other than an officer, director or member of management) from any duties which he may have to the corporation.

                                   ARTICLE X
                           COMPROMISES WITH CREDITORS

     Whenever a compromise or arrangement is proposed by the corporation between it and its creditors or any class of them, and/or between said corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way by said corporation, or by a majority of its stock, or on the application of any receiver or receivers appointed for said corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of said corporation, as the case may be, to be notified in such manner as the said court decides. If a majority in number, representing at least three-fourths in amount of the creditors or class of creditors, and/or the holders of the majority of the stock or class of stock of said corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of said corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of said corporation, as the case may be, and also on said corporation.

                                   ARTICLE XI
                            MEETINGS OF SHAREHOLDERS

     Meetings of shareholders shall be held at such time and place as provided in the Bylaws of the corporation. At all meetings of the shareholders, one-third of all shares entitled to vote at the meeting shall constitute a quorum.

                                  ARTICLE XII
                             VOTING OF SHAREHOLDERS

     With respect to any action to be taken by shareholders of this corporation which pursuant to statute requires the vote of two-thirds of the outstanding shares entitled to vote thereon, a vote or concurrence of the holders of a majority of the outstanding shares of the shares entitled to vote thereon, or of any class or series, shall be required.

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                                  ARTICLE XIII
                                  INCORPORATOR

     The name and address of the incorporator are as follows:

                            John A.  Alsko
                            716 College View Drive
                            Riverton, Wyoming 82501

     IN WITNESS WHEREOF, the undersigned certifies under penalty of perjury that the execution of this instrument is the undersigned's act and deed, that the undersigned has read these Articles of Incorporation and all attachments thereto and knows the contents thereof and the facts stated therein are true.

Date:       5/27/92                     /s/  JOHN A. ALSKO
      ---------------------             ---------------------------------------

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                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                    BISHOP CABLE COMMUNICATIONS CORPORATION

     Article I shall be revised as follows:

                                   ARTICLE I
                                      NAME

     The name of the corporation shall be:

                           Bishop Capital Corporation

     This amendment was approved by written consent of all of the directors and the sole shareholder of Bishop Cable Communications Corporation (the "Company") on November 20, 1995. As of November 20, 1995, the Company's only authorized class of voting securities was its Common Stock, $.01 par value, of which 15,000,000 shares were authorized and 4,500,000 shares were outstanding, all of which are owned by the Company's sole shareholder, Metro Capital Corporation and all of which shares were voted in favor of the Amendment.

     IN WITNESS WHEREOF, the undersigned certifies under penalty of perjury that the execution of this instrument is the undersigned's act and deed, that the undersigned has read these Articles of Incorporation and all attachments thereto and knows the contents thereof and the facts stated therein are true

Date: November 20, 1995


                                                 /s/ John R Benesch
                                                -------------------------------
                                                John R Benesch, Secretary